Exhibit 15-a

To the Directors and Shareholders of Morgan Stanley,
   Dean Witter, Discover & Co.:

     We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of Dean Witter, Discover & Co. (renamed "Morgan Stanley, Dean Witter, Discover & Co." on May 31, 1997) and subsidiaries as of March 31, 1997 and for the three month periods ended March 31, 1997 and 1996, as indicated in our report dated April 30, 1997; because we did not perform an audit, we expressed no opinion on that information. We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, is incorporated by reference in this Registration Statement (related to $1,500,000,000 of debt and capital securities).

     We also have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the supplemental unaudited interim consolidated financial information of Morgan Stanley, Dean Witter, Discover & Co. and subsidiaries as of first fiscal quarter end 1997 and for first fiscal quarters 1997 and 1996, as indicated in our report dated May 31, 1997 (which makes reference to the review of Morgan Stanley Group Inc. for the quarter ended February 28, 1997 by other auditors); because we did not perform an audit, we expressed no opinion on that information. We are aware that our report, which is included in your Current Report on Form 8-K filed on June 2, 1997, is incorporated by reference in this Registration Statement.

     We also have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley, Dean Witter, Discover & Co. and subsidiaries as of May 31, 1997 and for the three and six month periods ended May 31, 1997 and 1996, as indicated in our report dated July 15, 1997 (which makes reference to the review of Morgan Stanley Group Inc. for the quarters ended February 28, 1997 and May 31, 1996 by other auditors); because we did not perform an audit, we expressed no opinion on that information. We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended May 31, 1997, is incorporated by reference in this Registration Statement.

     We also have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley, Dean Witter, Discover & Co. and subsidiaries as of August 31, 1997 and for the three and nine month periods ended August 31, 1997 and 1996, as indicated in our report dated October 14, 1997 (which makes reference to the review of Morgan Stanley Group Inc. for the quarters ended February 28, 1997 and August 31, 1996 by other auditors); because we did not perform an audit, we expressed no opinion on that information. We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended August 31, 1997, is incorporated by reference in this Registration Statement.

     We are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



DELOITTE & TOUCHE LLP

New York, New York
February 12, 1998